Registration No. 33-
     ===========================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                   ---------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                                   ---------------

                            CAROLINA POWER & LIGHT COMPANY
                (Exact name of registrant as specified in its charter)

                               411 Fayetteville Street
                         Raleigh, North Carolina  27601-1748
                                    (919) 546-6111

                 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


               North Carolina                     56-0165465
          (State of Incorporation)  (I.R.S. Employer Identification No.)


           SHERWOOD H. SMITH, Jr.                   ROBERT J. REGER, JR.,ESQ.
     Chairman and Chief Executive Officer               Reid & Priest LLP
           RICHARD E. JONES, Esq.,                     40 West 57th Street
           Senior Vice President,                 New York, New York 10019-4097
       General Counsel and Secretary                     (212) 603-2000
          411 Fayetteville Street
     Raleigh, North Carolina  27601-1748
               (919) 546-6111

     (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)


         It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                                STEPHEN K. WAITE, Esq.
                         Winthrop, Stimson, Putnam & Roberts
                                One Battery Park Plaza
                            New York, New York  10004-1490
                                    (212) 858-1000


          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  When
     market  conditions   warrant  after  the   Registration  Statement  becomes
     effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]


                           CALCULATION OF REGISTRATION FEE
     ===========================================================================
      Title of
     Each Class                    Proposed       Proposed
        of                         Maximum        Maximum
     Securities       Amount       Offering       Aggregate       Amount of
       to be          to be         Price         Offering       Registration
     Registered     Registered     Per Unit        Price              Fee
     ---------------------------------------------------------------------------
     First
       Mortgage
       Bonds.......    (1)(3)        (2)        (1)(2)(3)           N/A
     ---------------------------------------------------------------------------
     Debt
       Securities..    (1)(4)        (2)        (1)(2)(4)           N/A
     ---------------------------------------------------------------------------
          Total....  $250,000,000    (2)       $250,000,000      $86,208(5)
     ===========================================================================

     (1) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $250,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $250,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.
     (2) The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
     (3) Subject to footnote (1), there are being registered hereunder an indeterminate principal amount of First Mortgage Bonds as may be sold, from time to time, by the registrant.
     (4) Subject to footnote (1), there are being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the registrant.
     (5) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933.

                                   ---------------

          Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and registration statement No. 33-50597.
                                   ---------------

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    SUBJECT TO COMPLETION, DATED FEBRUARY 24, 1995


     P R O S P E C T U S
     -------------------


                                     $700,000,000
                            CAROLINA POWER & LIGHT COMPANY
                                 FIRST MORTGAGE BONDS
                                   DEBT SECURITIES

          Carolina Power & Light Company ("CP&L") intends to offer from time to time up to $700,000,000 aggregate principal amount of its securities, at least $450,000,000 of which will consist of First Mortgage Bonds of CP&L (the "New Bonds") and the remaining $250,000,000 of which will consist of either New Bonds or other debt securities of CP&L (such other debt securities, the "Debt Securities", and, together with the New Bonds, the "Securities"), or any combination thereof, in one or more series at prices and on terms to be determined at the time of sale.

          For each issue of Securities for which this Prospectus is being delivered (the "Offered Bonds" or the "Offered Debt Securities", as the case may be, and, together, the "Offered Securities") there will be an accompanying Prospectus Supplement (the "Prospectus Supplement") that sets forth, without limitation and to the extent applicable, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, rate of interest (which may be fixed or variable) or method of calculation thereof, time of payment of interest, any terms for redemption, any sinking fund provisions, any subordination provisions (in the case of the Debt Securities only), the initial public offering price, the names of any underwriters or agents, the principal amounts, if any, to be purchased by underwriters, the compensation of such underwriters or agents and any other special terms of the Offered Securities. The Prospectus Supplement relating to the Offered Securities will also contain information concerning certain U.S. federal income tax considerations, if applicable to the Offered Securities.

                                   ---------------

        THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
            SECURITIES AND EXCHANGE  COMMISSION OR BY ANY STATE  SECURITIES
              COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              OR  ANY  STATE  SECURITIES  COMMISSION  PASSED  UPON  THE
                 ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY IS A
                                  CRIMINAL OFFENSE.
                                   ---------------

          The Securities may be sold directly by CP&L or through agents desig-nated from time to time or through dealers or underwriters. If any agents of CP&L or any underwriters are involved in the sales of the Offered Securities, the names of such agents or such underwriters and any appli-cable commissions or discounts will be set forth in the Prospectus Supplement.

                                   ---------------

                   The date of this Prospectus is            , 1995


     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                                AVAILABLE INFORMATION

          CP&L is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by CP&L with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, 14th Floor, Chicago,
     Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104, on which CP&L's Common Stock is listed.


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, which are on file with the Commission (File No. 1-3382) under the Exchange Act, are incorporated by reference in this Prospectus and made a part hereof:

         (a) CP&L's most recently filed Annual Report on Form 10-K;

         (b) CP&L's Quarterly Reports on Form 10-Q filed since the end of CP&L's fiscal year covered by its most recent Annual Report on Form 10-K; and

         (c) CP&L's Current Reports on Form 8-K filed since the end of CP&L's fiscal year covered by its most recent Annual Report on Form 10-K.

         All other documents subsequently filed by CP&L pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Securities hereunder shall be deemed to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         CP&L will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for copies of such documents should be directed to Robert F. Drennan, Jr., Manager Financial Planning and Analysis, Treasury Department, Carolina Power & Light Company, 411 Fayetteville Street, Raleigh, North Carolina 27601-1748, telephone 919-546-7474.


                                     THE COMPANY

         CP&L  is a public  service corporation  formed under the  laws of North
     Carolina in 1926 and is engaged in the generation, transmission, distribution and sale of electricity in portions of North Carolina and South Carolina. The principal executive offices of CP&L are located at 411 Fayetteville Street, Raleigh, North Carolina 27601-1748, telephone 919-546-6111.


                          RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth CP&L's historical ratio of earnings to fixed charges for each of the indicated periods.


                           Twelve Months Ended December 31,
                           --------------------------------
                       1994     1993      1992       1991       1990
                       ----     ----      ----       ----       ----
                       3.31x    3.23x     3.34x      3.08x      2.65x


                               APPLICATION OF PROCEEDS

          Except as otherwise described in the Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used primarily for CP&L's ongoing construction and maintenance program, for the redemption, repurchase, repayment, or retirement of outstanding indebtedness or for other general corporate purposes. Any proceeds not immediately so applied when received may be invested temporarily, pending such application, in U.S. government or agency obligations, commercial paper, bank certificates of deposit, or repurchase agreements collateralized by U.S. government or agency obligations, or will be deposited with banks.


                               DESCRIPTION OF NEW BONDS

     GENERAL

          The New Bonds are to be issued under a Mortgage and Deed of Trust, dated as of May 1, 1940, with The Bank of New York (formerly Irving Trust Company) (the "Mortgage Trustee") and Frederick G. Herbst (W.T. Cunningham, successor), as Trustees, as supplemented by indentures supplemental thereto, all of which are collectively referred to as the "Mortgage." All First Mortgage Bonds of CP&L (including the New Bonds) issued and to be issued under the Mortgage are hereinafter sometimes referred to as "Bonds." The statements herein concerning the New Bonds and the Mortgage are merely an outline and do not purport to be complete. Such statements make use of the terms defined in the Mortgage and are qualified in their entirety by express reference to the sections and articles of the Mortgage cited herein.

          Reference is made to the Prospectus Supplement for the following terms of the Offered Bonds (among others): (i) the designation, series and aggregate principal amount of the Offered Bonds; (ii) the percentage or percentages of their principal amount at which such Offered Bonds will be issued; (iii) the date or dates on which the Offered Bonds will mature;
     (iv) the rate or rates (which may be either fixed or variable), and/or the method of determination of such rate or rates, per annum at which the Offered Bonds will bear interest; (v) the date or dates on which such interest will be payable; (vi) the denominations in which the Offered Bonds are authorized to be issued; (vii) whether such Offered Bonds are to be issued in whole or in part in the form of one or more global Bonds and, if so, the identity of the depositary for such global Bonds; (viii) redemption terms, if any; and (ix) any other specific terms.

     FORM AND EXCHANGES

          The New Bonds will be issuable in the form of registered bonds without coupons. They will be exchangeable without charge for other New Bonds of different authorized denominations, in each case for a like aggregate principal amount, and may be transferred without charge, other than for applicable stamp taxes or other governmental charges.

     INTEREST AND PAYMENT

          Reference is made to the Prospectus Supplement for the interest rate or rates (which may be either fixed or variable), and/or the method of determination of such rate or rates, of the Offered Bonds and the date or dates on which such interest is payable. Except as otherwise provided in the Prospectus Supplement relating to the Offered Bonds, principal and interest are payable at The Bank of New York in New York City.

          CP&L has covenanted to pay interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest on the Bonds of all series at the rate of 6% per annum. (Mortgage, Sec. 78.)

     REDEMPTION AND PURCHASE OF BONDS

          The New Bonds may be redeemable, in whole or in part, on at least 30 days' notice at the general redemption prices set forth in the Prospectus
     Supplement for all redemptions including redemptions (i) for the basic improvement fund, (ii) for the maintenance and replacement fund, (iii) for the sinking fund, if any, which may be established for a New Bond of a designated interest rate and maturity, (iv) with certain deposited cash,
     (v) with the proceeds of released property or (vi) at the option of CP&L. Reference is made to the Prospectus Supplement for the redemption terms, if any, of the Offered Bonds.

          If at the time notice of redemption is given the redemption moneys are not on deposit with the Mortgage Trustee, the redemption may be subject to their deposit with the Mortgage Trustee on or before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received.

          Cash deposited under any provisions of the Mortgage (with certain exceptions) may be applied to the purchase of Bonds of any series.

          (Mortgage, Art. X.)

     IMPROVEMENT FUND

          As to each outstanding series of Bonds, basic improvement fund payments are required in an amount equal to 1/2 of 1% per year of the greatest amount of Bonds of such series outstanding prior to the year in which such payment is due. Payments may be made in cash or principal amount of Bonds of the particular series, or credit may be taken for property additions at 100% (70% in the case of all outstanding series of Bonds issued prior to the Bonds of the Eleventh Series) of cost or fair value, or credit may be taken for Bonds of any series or prior lien bonds retired. The requirement may be anticipated at any time. Additional improvement fund payments in an amount equal to 1/2 of 1% per year are required by the terms of each outstanding series of Bonds issued prior to the Bonds of the Eleventh Series, making a total of 1% as to each of those series. CP&L has reserved the right to amend the Mortgage, without any consent or other action by the holders of the Bonds of the Eleventh Series or any subsequently created series (including each series of the New Bonds), to eliminate the basic improvement fund payments of 1/2 of 1% with respect to each series (including each series of the New Bonds). (Mortgage, Sec. 39; First through Ninth Supplementals, Sec. 3; Tenth Supplemental, Sec. 5.)

     MAINTENANCE AND REPLACEMENT FUND

          There shall be expended for each year 15% of the adjusted gross operating revenues for maintenance and replacements in respect of the mortgaged property and certain automotive equipment of CP&L. Excess expenditures for such purposes in any year may be credited against the requirements in any subsequent year. If CP&L is not permitted by regulatory authority to include 15% of such revenues for such purposes in operating expenses, the requirements are correspondingly reduced. Such requirements may be met by depositing cash with the Mortgage Trustee, certifying expenditures for maintenance and repairs, certifying gross property additions, certifying gross expenditures for certain automotive equipment, or by taking credit for Bonds and prior lien bonds retired. Such cash may be withdrawn on expenditures for gross property additions or on waiver of the right to issue Bonds or be applied to the purchase or redemption of Bonds of such series as may be designated by CP&L. See "Redemption and Purchase of Bonds."

          CP&L has reserved the right to amend the Mortgage, without any consent or other action by holders of the Bonds of the Twenty-third Series or any subsequently created series (including each series of the New Bonds), to eliminate the maintenance and replacement fund payments with respect to the Bonds of the Twenty-third Series and any subsequently created series (including each series of the New Bonds). (Mortgage, Sec. 38; Twenty-second Supplemental, Sec. 7.)

     SPECIAL PROVISIONS FOR RETIREMENT OF BONDS

          If, during any twelve month period, property is disposed of by order of or to any governmental authority, resulting in the receipt of
     $10,000,000 or more as proceeds therefor, CP&L (subject to certain conditions) must apply such proceeds, less certain deductions, to the retirement of Bonds. The Bonds are redeemable at the general redemption prices for this purpose, but only a pro-rata portion of each series of Bonds then outstanding (including each series of the New Bonds) is redeemable for this purpose. CP&L has reserved the right to amend the Mortgage to eliminate the foregoing special provisions for retirement of Bonds. (Mortgage, Sec. 64; Ninth Supplemental, Sec. 6.)

     SECURITY

          The New Bonds and any other Bonds will be secured by the Mortgage, which constitutes, in the opinion of General Counsel for CP&L, a first mortgage lien on all of the present properties of CP&L (except as stated below), subject to (a) leases of minor portions of CP&L's property to others for uses which, in the opinion of such counsel, do not interfere with CP&L's business, (b) leases of certain property of CP&L not used in its electric utility business, and (c) excepted encumbrances, minor defects and irregularities. There are excepted from the lien: all merchandise, equipment, materials or supplies held for sale and fuel, oil and similar consumable materials and supplies; vehicles and automobiles; cash, securities, receivables and all contracts, leases and operating agreements not pledged or required so to be; and electric energy and other products.

          The Mortgage contains provisions for subjecting to the lien thereof (subject to limitations in the case of consolidation, merger or sale of substantially all of CP&L's assets) property, other than property of the kind excepted above, acquired after the date of delivery of the Mortgage. (Mortgage, Art. XV.)

          The Mortgage provides that the Trustees shall have a lien upon the mortgaged property, prior to the Bonds, for the payment of their reasonable compensation and expenses and for indemnity against certain liabilities. (Mortgage, Sec. 96.)


     ISSUANCE OF ADDITIONAL BONDS

          The maximum principal amount of Bonds which may be issued under the Mortgage is unlimited. Bonds of any series may be issued from time to time on the basis of (1) 70% of property additions after adjustments to offset retirements; (2) retirement of Bonds or prior lien bonds; or (3) deposit of cash. With certain exceptions in the case of (2) above, the issuance of Bonds is subject to adjusted net earnings for 12 out of the preceding 15 months before interest and income taxes being (a) at least twice the annual interest requirements on, or (b) at least 10% of the principal amount of, all Bonds at the time outstanding, including the additional issue, and all indebtedness of prior or equal rank. Such adjusted net earnings are computed after provision for repairs, maintenance and retirement of property equal to the maintenance and replacement fund requirements for such period. Cash so deposited may be withdrawn upon the basis stated in clauses (1) and (2) above. See "Modification of the Mortgage."

          Property additions must consist of electric property, or property used or useful in connection therewith, acquired after December 31, 1939, but may not include securities, vehicles or automobiles. CP&L has reserved the right to amend the Mortgage, without any consent or other action of the holders of the Twenty-fourth Series or any subsequently created series (including each series of the New Bonds), to make available as property additions any form of space satellites (including solar power satellites), space stations and other analogous facilities. CP&L estimates that, as of December 31, 1994, there were approximately $2.2 billion of net property additions available for the issuance of Bonds, which, using the test specified in clause (1) of the previous paragraph, would provide a basis for the issuance of approximately $1.5 billion of additional Bonds as of such date.

          The Mortgage contains restrictions upon the issuance of Bonds against property subject to liens and upon the increase of the amount of such liens. (Mortgage, Secs. 4-7, 20-30 and 46; Twenty-third Supplemental, Sec. 5.)

     DIVIDEND RESTRICTIONS

          So long as any Bonds remain outstanding, and unless otherwise specified in the Prospectus Supplement with respect to the New Bonds, cash dividends and distributions on common stock are restricted to aggregate net income available therefor (after preferred dividends) since December 31, 1948, plus $3,000,000. No portion of retained earnings at December 31, 1994 is restricted by this provision. See "Modification of the Mortgage."

     MODIFICATION OF THE MORTGAGE

          The rights of the Bondholders may be modified with the consent of 70% of the Bonds and, if less than all series of Bonds are affected, the consent also of 70% of the Bonds of each series affected. CP&L has reserved the right to amend the Mortgage, without any consent or other action by holders of the Bonds of the Fourteenth Series or any subsequently created series (including each series of the New Bonds), to substitute for the foregoing provision a provision to the effect that the rights of the Bondholders may be modified with the consent of holders of 66-2/3% of the Bonds, and, if less than all series of Bonds are affected, the consent also of holders of 66-2/3% of the Bonds of each series affected. In general, no modification of the terms of payment of principal or interest, and no modification affecting the lien or reducing the percentage required for modification, is effective against any Bondholder without such Bondholder's consent. (Mortgage, Art. XVIII; Thirteenth Supplemental, Sec. 5.)

          In addition, CP&L may elect to modify the dividend covenant applic-able to a particular series of New Bonds to provide that CP&L may declare and pay dividends in cash or property on its common stock only out of Surplus, as defined, or out of net profits for the fiscal year or the preceding fiscal year. However, dividends may not be paid out of net profits if the Capital of CP&L, as defined, has been diminished to a specified extent.

     DEFAULTS AND NOTICE THEREOF

          An event of default is defined as being: default in payment of principal of Bonds; default for 30 days in payment of interest on Bonds; default in payment of interest on or principal of prior lien bonds continued beyond grace periods; default for 60 days in payment of installments of funds for retirement of Bonds (including the improvement and maintenance and replacement funds); certain events in bankruptcy, insolvency or reorganization; and default for 90 days after notice in performance of other covenants. (Mortgage, Sec. 65.) The Trustees may withhold notice of default (except in payment of principal, interest or funds for retirement of Bonds) if they think it in the interest of the Bondholders. (Mortgage, Sec. 66; Third Supplemental, Sec. 15.)

          In case of a default, holders of 25% of the Bonds may declare the principal and interest due and payable, but the holders of a majority may annul such declaration and destroy its effect if such default has been cured. (Mortgage, Sec. 67.) No holder of Bonds may enforce the lien of the Mortgage unless such holder has given the Trustees written notice of a default and unless the holders of 25% of the Bonds have requested the Trustees in writing to act and have offered the Trustees reasonable opportunity to act. (Mortgage, Sec. 80.) The Trustees are not required to risk their funds or incur personal liability if there is a reasonable ground for believing that repayment to the Trustees is not reasonably assured. (Mortgage, Sec. 94.) Holders of a majority of the Bonds may direct the time, method and place of conducting any proceedings for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees. (Mortgage, Sec. 71.)

     EVIDENCE TO BE FURNISHED TO THE MORTGAGE TRUSTEE UNDER THE MORTGAGE

          Compliance with Mortgage provisions is evidenced by written statements of CP&L's officers or persons selected or paid by CP&L (such as an engineer with respect to the value of property being certified or released, an accountant with respect to a net earnings certificate and counsel with respect to property titles and compliance with the Mortgage generally). In certain major matters (as required by Section 314(d) of the Trust Indenture Act of 1939, as amended) the accountant or engineer must be independent. Various certificates and other papers are required to be filed annually and upon the happening of various events. General periodic evidence is required to be furnished as to compliance with the conditions and covenants under the Mortgage.

          CP&L may reserve the right to amend the Mortgage, without the consent of the holders of one or more series of New Bonds or of any subsequently created series, as follows: (i) to reduce the percentage of the holders of the Bonds who must consent to certain modifications of the Mortgage to a majority of the holders of all Bonds adversely affected; (ii) to except from the lien of the Mortgage all property not funded or eligible to be funded under the Mortgage for the issuance of Bonds, the release of property or any other purpose under the Mortgage; (iii) to increase the period during which the net earnings test may be calculated from 15 months to 18 months; (iv) to allow the release of property from the lien of the Mortgage at cost or at the value of such property at the time it became funded property; (v) to simplify the release of unfunded property from the lien of the Mortgage, if after the release CP&L will have at least one dollar ($1) in unfunded property remaining; (vi) to increase the amount of funded property that may be released or retired on the basis of the retirement of Bonds from 100% to 143%; and (vii) to eliminate the annual certificate from CP&L to the Mortgage Trustee regarding the amounts accrued, expended or appropriated for maintenance or property retirements.

     CONCERNING THE MORTGAGE TRUSTEE

          In the regular course of business, CP&L obtains short-term funds from several banks including, in certain instances, The Bank of New York.


                            DESCRIPTION OF DEBT SECURITIES

     GENERAL

          The Debt Securities may be issued in one or more new series under an Indenture or Indentures (the "Indenture") between CP&L and Bankers Trust Company, or other trustee to be named, as Trustee (each, a "Trustee"). The statements herein concerning (i) the Indenture, (ii) one or more supplemental indentures, board resolutions or officer's certificates establishing the Debt Securities and (iii) the Debt Securities (the forms of each of which are filed, or will be filed, as exhibits to the Registration Statement of which this Prospectus forms a part, or as an exhibit to a Current Report on Form 8-K to be incorporated by reference in this Prospectus) are merely an outline and do not purport to be complete. Such statements make use of the terms defined in the Indenture and are qualified in their entirety by express reference to the sections of the Indenture cited herein.

          The Debt Securities will be unsecured obligations of CP&L and, if so provided in the Prospectus Supplement relating to a particular series of Debt Securities, will be subordinated obligations of CP&L (the "Subordinated Debt Securities"). Except as may otherwise be described in the Prospectus Supplement, separate Indentures will be used for Subordinated Debt Securities (the "Subordinated Indenture") and for Debt Securities that are not Subordinated Debt Securities.

          Reference is made to the Prospectus Supplement relating to any particular issue of Offered Debt Securities for the following terms: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (3) the date or dates on which the principal of any of such Debt Securities will be payable; (4) the rate or rates (which may be fixed or variable) and/or the method of determination of such rate or rates at which any of such Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (5) the place or places where (i) the principal of, premium, if any, and interest on any of such Debt Securities will be payable, (ii) registration of transfer of such Debt Securities may be effected, (iii) exchanges of such Debt Securities may be effected and (iv) notices and demands to or upon CP&L in respect of such Debt Securities may be served; the Security Registrar for such Debt Securities and, if such is the case, that the principal of such Debt Securities shall be payable without presentment or surrender thereof; (6) the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which any of such Debt Securities may be redeemed, in whole or in part, at the option of CP&L; (7) the obligation or obligations, if any, of CP&L to redeem or purchase any of such Debt Securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the Holder thereof, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which any of such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the Holder; (8) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (9) if the amount payable in respect of principal of or any premium or interest on any of such Debt Securities may be determined with reference to an index or other fact or event ascertainable outside the Indenture, the manner in which such amounts will be determined; (10) if other than the currency of the United States, the currency or currencies, including composite currencies in which the principal of or any premium or interest on any of such Debt Securities will be payable; (11) if the principal of or any premium or interest on any of such Debt Securities is to be payable, at the election of CP&L or the Holder thereof, in a coin or currency other than in which such Debt Securities are stated to be payable, the period or periods within which and the terms and conditions upon which, such election is to be made; (12) if other than the principal amount thereof, the portion of the principal amount of any of such Debt Securities which shall be payable upon declaration of acceleration of the Maturity thereof; (13) if the principal of or premium or interest on such Debt Securities are to be payable, or are to be payable at the election of CP&L or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; (14) the terms, if any, pursuant to which such Debt Securities may be converted into or exchanged for shares of capital stock or other securities of CP&L or any other Person; (15) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of such Debt Securities denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of CP&L's indebtedness in respect of such Debt Securities after the satisfaction and discharge thereof; (16) if such Debt Securities are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Debt Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Debt Securities; (17) if such Debt Securities are to be issuable as bearer securities; (18) any limitations on the rights of the Holders of such Debt Securities to transfer or exchange such Debt Securities or to obtain the registration of transfer thereof, and if a service charge will be made for the registration of transfer or exchange of such Debt Securities, the amount or terms thereof; (19) any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of Business Day with respect to such Debt Securities;
     (20) any addition to the Events of Default applicable to any of such Debt Securities and any addition to the covenants of CP&L for the benefit of the Holders of such Debt Securities; and (21) any other terms of such Debt Securities of such series, or any Tranche thereof, not inconsistent with the provisions of the Indenture. (Section 301).

          Debt  Securities may  be sold  at a  substantial discount  below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in a currency or currency unit other than Dollars may be described in the applicable Prospectus Supplement.

          Except as may otherwise be described in the Prospectus Supplement, the covenants contained in the Indenture would not afford Holders of Debt Securities protection in the event of a highly-leveraged transaction involving CP&L.

     SUBORDINATION

          If  so   provided  in   the  applicable  Prospectus   Supplement,  the
     Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness of CP&L.

          No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the Subordinated Debt Securities may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of CP&L to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the Holders of the Subordinated Debt Securities are entitled to receive or retain any payment. (Section 1502). The rights of the Holders of the Subordinated Debt
     Securities will be subrogated to the rights of the Holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. (Section 1504).

          The  term  "Senior  Indebtedness"   is  defined  in  the  Subordinated
     Indenture to mean obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Indenture) of, or guaranteed or assumed by, CP&L for borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the subordinated Debt Securities)) or for the payment of money relating to any lease which is capitalized on the consolidated balance sheet of CP&L and its subsidiaries in accordance with generally accepted accounting principles as in effect from time to time, or indebtedness evidenced by
     bonds,  debentures,  notes  or  other  similar instruments,  and   in  each
     case,   amendments,  renewals,   extensions, modifications  and  refundings
     of  any  such  indebtedness or  obligations, whether   existing as of the
     date  of  the  Subordinated  Indenture  or subsequently incurred by CP&L.

          The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that CP&L may issue. As of January 31, 1995, outstanding Senior Indebtedness of CP&L aggregated approximately $2.8 billion.

     FORM, EXCHANGE, AND TRANSFER

          Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of each series will be issuable only in fully registered form without coupons and in denominations of $1,000 and any integral multiple thereof. (Sections 201 and 302).

          At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to global securities, Debt Securities of any series will be exchangeable for other Debt Securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount. (Section 305).

          Subject to the terms of the Indenture and the limitations applicable to global securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or accompanied by a duly executed instrument of transfer) at the office of the Security Registrar or at the office of any transfer agent designated by CP&L for such purpose. CP&L may designate itself the Security Registrar. No service charge will be made for any registration of transfer or exchange of Debt Securities, but CP&L may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305). Any transfer agent (in addition to the Security Registrar) initially designated by CP&L for any Debt Securities will be named in the applicable Prospectus Supplement. CP&L may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that CP&L will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 602).

          CP&L will not be required to (i) issue, register the transfer of, or exchange any Debt Security or any Tranche thereof during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security called for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305).

     PAYMENT AND PAYING AGENTS

          Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307).

          Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as CP&L may designate for such purpose from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in New York City will be designated as CP&L's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by CP&L for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. CP&L may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that CP&L will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 602).

          All moneys paid by CP&L to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to CP&L, and the Holder of such Debt Security thereafter may look only to CP&L for payment thereof. (Section 603).

     REDEMPTION

          Any terms for the optional or mandatory redemption of Debt Securities will be set forth in the applicable Prospectus Supplement or a supplement thereto. Except as shall otherwise be provided in the applicable Prospectus Supplement with respect to Debt Securities that are redeemable at the option of the Holder, Debt Securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the Debt Securities of a series, or any Tranche thereof, are to be redeemed, the particular Debt
     Securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by such method of random selection as the Security Registrar deems fair and appropriate. (Section 403 and 404).

          Any notice of redemption at the option of CP&L may state that such redemption will be conditional upon receipt by the Paying Agent or Agents, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Debt Securities and that if such money has not been so received, such notice will be of no force and effect and CP&L will not be required to redeem such Debt Securities. (Section 404).

     CONSOLIDATION, MERGER, AND SALE OF ASSETS

          CP&L may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) the corporation formed by such consolidation or into which CP&L is merged or the Person which acquires by conveyance or transfer, or which leases, the property and assets of CP&L substantially as an entirety shall be a Person organized and validly existing under the laws of any domestic jurisdiction and such Person expressly assumes CP&L's obligations on the Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (iii) CP&L will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel as provided in the Indenture. (Section 1101).

     EVENTS OF DEFAULT

          Each of the following will constitute an Event of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay any interest on any Debt Securities of such series within 60 days after the same becomes due and payable; (b) failure to pay principal or premium, if any, on any Debt Security of such series within three Business Days after the same becomes due and payable; (c) failure to perform or breach of any other covenant or warranty of CP&L in the Indenture (other than a covenant or warranty of CP&L in the Indenture solely for the benefit of one or more series of Debt Securities other than such series) for 60 days after written notice to CP&L by the Trustee, or to CP&L and the Trustee by the Holders of at least 33% in principal amount of the Debt Securities of such series outstanding under the Indenture as provided in the Indenture; (d) certain events of bankruptcy, insolvency or reorganization; and (e) any other Event of Default specified in the applicable Prospectus Supplement with respect to Debt Securities of particular series. (Section 801).

          No Event of Default with respect to the Debt Securities necessarily constitutes an Event of Default with respect to the Debt Securities of any other series issued under the Indenture.

          If an Event of Default with respect to any series of Debt Securities occurs and is continuing, then either the Trustee or the Holders of not less than 33% in principal amount of the Outstanding Debt Securities of such series may declare the principal amount (or if the Debt Securities of such series are discount notes or similar Debt Securities, such portion of the principal amount as may be specified in the applicable Prospectus Supplement) of all of the Debt Securities of such series to be due and payable immediately; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class, may make such declaration of acceleration and not the Holders of the Debt Securities of any one of such series.

          At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

          (a) CP&L has paid or deposited with the Trustee a sum sufficient to pay

              (1) all overdue interest on all Debt Securities of such series;

              (2) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;

              (3)   interest  upon  overdue  interest  at  the   rate  or  rates
     prescribed therefor in such Debt Securities, to the extent that payment of such interest is lawful; and

              (4) all amounts due to the Trustee under the Indenture;

          (b) any other Event or Events of Default with respect to the Debt Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (Section 802).

          Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 903). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 812).

          No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series, (ii) the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of such series have made written request to the Trustee, and such Holder or Holders have offered reasonable indemnity to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 807). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 808).

          CP&L will be required to furnish to the Trustee annually a statement by an appropriate officer as to such officer's knowledge of CP&L's compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Indenture. (Section 606).

     MODIFICATION AND WAIVER

          Without the consent of any Holder of Debt Securities, CP&L and the Trustee may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to CP&L of the covenants of CP&L in the Indenture and the Debt Securities; or (b) to add one or more covenants of CP&L or other provisions for the benefit of the Holders of all or any series of Outstanding Debt Securities or to surrender any right or power conferred upon CP&L by the Indenture; or (c) to add any additional Events of Default with respect to all or any series of Outstanding Debt Securities; or (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debt Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no Debt Security of such series remaining Outstanding under the Indenture; or (e) to provide collateral security for the Debt Securities; or (f) to establish the form or terms of Debt Securities of any series as permitted by the Indenture; or (g) to evidence and provide for the acceptance of appointment of a successor Trustee under the Indenture with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or (h) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of Debt Securities; or (i) to change any place where (1) the principal of and premium, if any, and interest, if any, on any Debt Securities shall be payable, (2) any Debt Securities may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon CP&L in respect of Debt Securities and the Indenture may be served; or (j) to cure any ambiguity or inconsistency or to make or change any other provisions with respect to matters and questions arising under the Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect. (Section
     1201).

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive compliance by CP&L with certain restrictive provisions of the Indenture. (Section 607). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 813).

          Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is amended after the date of the Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and CP&L and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment. (Section 1201.)

          Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debt Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Debt Securities of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all Tranches so directly affected, considered as one class, will be required; and provided further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Debt Security, (b) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Debt Security of such series or Tranche, or (c) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any Tranche thereof, without the consent of the Holder of each Outstanding Debt Security affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities or one or more Tranches thereof, or modifies the rights of the Holders of Debt Securities of such series or Tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Debt Securities of any other series or Tranche. (See
     Section 1202.)

          The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date, (i) Debt Securities owned by CP&L or any other obligor upon the Securities or any Affiliate of CP&L or of such other obligor (unless CP&L, such Affiliate or such obligor owns all Securities Outstanding under this Indenture, or all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (i)) shall be disregarded and deemed not to be Outstanding; (ii) the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof as provided in the Indenture; and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or a composite currency that will be deemed to be Outstanding will be the Dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (ii) above, of the amount described in such clause). (Section 101).

          If CP&L shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, CP&L may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but CP&L shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security. (Section 104).

     DEFEASANCE

          Unless otherwise indicated in the applicable Prospectus Supplement, any Debt Security, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture, and, at CP&L's election, the entire indebtedness of CP&L in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than CP&L), in trust:
     (a) money in an amount which will be sufficient, or (b) Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Debt Security or
     Securities or portions thereof. (Section 701). For this purpose, unless otherwise indicated in the applicable Prospectus Supplement, Eligible
     Obligations   include  direct  obligations   of,  or obligations
     unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

     RESIGNATION OF TRUSTEE

          The Trustee may resign at any time by giving written notice thereof to CP&L or may be removed at any time by Act of the Holders of a majority in principal amount of Debt Securities then Outstanding delivered to the Trustee and CP&L. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Trustee appointed by Act of the Holders, if CP&L has delivered to the Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (Section 910).

     NOTICES

          Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Section 106).

     TITLE

          CP&L, the Trustee, and any agent of CP&L or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308).

     GOVERNING LAW

          The  Indenture  and  the Debt  Securities  will  be  governed by,  and
     construed in accordance with, the law  of the State of New York.   (Section
     112).

     REGARDING THE TRUSTEE

          The Trustee under the Indenture is Bankers Trust Company. Bankers Trust Company is the indenture trustee under a certain indenture of trust entered into in connection with a lease financing in which CP&L is the lessee of eleven turbine generator units and related property.


                                  GLOBAL SECURITIES

          Some or all of the New Bonds or Debt Securities of any series may be represented, in whole or in part, by one or more global securities (each, a "Global Security") which will have an aggregate principal amount equal to that of the New Bonds or Debt Securities represented thereby. Each Global Security will be registered in the name of a depositary (the "Depositary") or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Mortgage or Indenture.

          As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of such Global Security and the Securities represented thereby for all purposes under the Securities and the Mortgage and Indenture. Except in limited circumstances, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Securities in exchange therefor and will not be considered to be the owners or holders of such Global Security or any Securities represented thereby for any purpose under the Securities or the Mortgage or Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

          Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges, and others matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of CP&L, the Trustees under the Mortgage or the Trustee under the Indenture, or any agents of each of the foregoing, will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising, or reviewing any records relating to such beneficial interests.


                                 EXPERTS AND LEGALITY

          The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from CP&L's most recent Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

          The statements made as to matters of law and legal conclusions in the documents incorporated by reference herein and as set forth under "Description of New Bonds" and "Description of Debt Securities" herein have been reviewed by Richard E. Jones, Esq., Senior Vice President, General Counsel and Secretary for CP&L, and are set forth in reliance upon his opinion as an expert.

          The legality of the securities offered hereby will be passed upon for CP&L by Richard E. Jones, Esq., Senior Vice President, General Counsel and Secretary of CP&L, Raleigh, North Carolina, and by Reid & Priest LLP, 40 West 57th Street, New York, New York, counsel to CP&L, and for any underwriter, dealer or agent by Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York. However, all matters pertaining to the organization of CP&L, titles and local law will be passed upon only by Richard E. Jones, Esq., who may rely as to all matters of South Carolina law on the opinion of Paulling & James, Darlington, South Carolina. As of January 31, 1995, Richard E. Jones, Esq., owned 10,074 shares of CP&L's Common Stock. Mr. Jones is acquiring additional shares of CP&L's Common Stock at regular intervals as a participant in CP&L's Stock Purchase-Savings Plan.


                                 PLAN OF DISTRIBUTION

          CP&L may sell the Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of institutional purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to the Offered Securities sets forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Securities and the net proceeds to CP&L from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          If underwriters are used in the sale, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered through dealers or underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of any underwriter or underwriters to purchase the Offered Securities will be subject to certain conditions precedent and such underwriter or underwriters will be obligated to purchase all the Offered Securities if any are purchased, except that, in certain cases involving a default by one or more underwriters, less than all of the Offered Securities may be purchased.

          Offered Securities may be sold directly by CP&L or through agents designated by CP&L from time to time. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by CP&L to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

          If so indicated in the Prospectus Supplement, CP&L will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities from CP&L at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

          Agents and underwriters may be entitled under agreements entered into with CP&L to indemnification by CP&L against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

          No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus or, with respect to particular Offered Securities, the Prospectus Supplement relating thereto, and if given or made, such information or representations must not be relied upon as having been authorized by CP&L or any underwriter, dealer or agent. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that the information contained herein or therein is correct as of any time subsequent to the date of such information. This Prospectus and any Prospectus Supplement do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


                                                                ESTIMATED
              ITEM                                                TOTAL
              ----                                              ---------

          Securities and Exchange Commission filing fee....     $86,207
          Rating agencies' fees............................     200,000
          Trustees' fees...................................     105,000
          Counsels' fees...................................     310,000
          Auditor's fees...................................      35,000
          Printing of Registration Statement, prospectus,
            exhibits, etc..................................      30,000
          Printing of securities...........................      20,000
          Blue Sky fees....................................      20,000
          Miscellaneous....................................      23,793
                                                                -------
                                                               $830,000
                                                               ========


     ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Sections 55-8-51 through 55-8-57 of the General Statutes of North Carolina and the Charter and By-Laws of CP&L provide for indemnification of the registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. CP&L has insurance covering its expenditures which might arise in connection with the lawful indemnification of its directors and officers for their liabilities and expenses. Officers and directors of CP&L also have insurance which insures them against certain liabilities and expenses.


     ITEM 16.   EXHIBITS.

               1(a)     -   Form  of Underwriting  Agreement for  First Mortgage
                            Bonds.
               1(b)     -   Form of Underwriting Agreement for Debt Securities.
               1(c)     -   Form of Sales Agency/Distribution Agreement
              *4(a)     -   Restated Charter of CP&L, dated May 22,  1980 (filed
                            as Exhibit 2(a)(1), File No. 2-64193).
              *4(b)(1)  -   Amendment,   dated   May   10,  1989,   to  Restated
                            Charter of CP&L (filed as Exhibit 3(b), File No. 33-
                            33431).
              *4(b)(2)  -   Amendment, dated May 27, 1992, to Restated Charter
                            of CP&L  (filed  as Exhibit  4(b)(2), File  No.  33-
                            55060).
              *4(c)     -   By-laws of CP&L, as amended December 12, 1990 (filed
                            as Exhibit 3(c), File No. 33-38298).
              *4(d)     -   Mortgage and Deed of Trust dated as of May 1, 1940
                            between  CP&L and  The  Bank of  New  York (formerly
                            Irving Trust Company)  and Frederick G. Herbst (W.T.
                            Cunningham,  Successor),  Trustees   and  the  First
                            through Fifth Supplemental Indentures thereto (filed
                            as Exhibit  2(b), File  No. 2-64189);  and the Sixth
                            through  Sixty-first Supplemental  Indentures (filed
                            as Exhibit 2(b)-5, File No. 2-16210; Exhibit 2(b)-6,
                            File No.  2-16210; Exhibit 4(b)-8, File No. 2-19118;
                            Exhibit  4(b)-2, File  No. 2-22439;  Exhibit 4(b)-2,
                            File No.  2-24624; Exhibit  2(c), File No.  2-27297;
                            Exhibit  2(c), File No. 2-30172;  Exhibit 2(c), File
                            No. 2-35694; Exhibit 2(c), File No. 2-37505; Exhibit
                            2(c), File  No. 2-39002;  Exhibit 2(c),  File No. 2-
                            41738; Exhibit 2(c), File No. 2-43439; Exhibit 2(c),
                            File  No. 2-47751; Exhibit  2(c), File  No. 2-49347;
                            Exhibit 2(c),  File No. 2-53113;  Exhibit 2(d), File
                            No. 2-53113; Exhibit 2(c), File No. 2-59511; Exhibit
                            2(c), File  No. 2-61611; Exhibit 2(d),  File No.  2-
                            64189; Exhibit 2(c), File No. 2-65514; Exhibits 2(c)
                            and 2(d), File  No. 2-66851; Exhibits 4(b)-1, 4(b)-2
                            and   4(b)-3,  File  No.  2-81299;  Exhibits  4(c)-1
                            through  4(c)-8,  File  No. 2-95505;  Exhibits  4(b)
                            through 4(h),  File No. 33-25560;  Exhibits 4(b) and
                            4(c),  File  No. 33-33431;  Exhibits 4(b)  and 4(c),
                            File No. 33-38298;  Exhibits 4(h) and 4(i), File No.
                            33-42869;  Exhibits  4(e)-(g),  File  No.  33-48607;
                            Exhibits 4(e) and  4(f), File No. 33-55060; Exhibits
                            4(e) and 4(f), File No. 33-60014; Exhibits  4(a) and
                            4(b) to Post-Effective Amendment No. 1, File No. 33-
                            38349; and Exhibit 4(e), File No. 33-50597).
              4(e)      -   Sixty-second Supplemental  Indenture,  dated  as  of
                            January 15, 1994.
              4(f)      -   Sixty-third  Supplemental Indenture, dated as of May
                            1, 1994.
              4(g)      -   Form  of  Supplemental  Indenture  relating  to  New
                            Bonds.
              4(h)      -   Form of Indenture relating to Debt Securities.
              5(a)      -   Opinion  of  Richard  E.  Jones, Esq.,  Senior  Vice
                            President, General Counsel and Secretary for CP&L.
              5(b)      -   Opinion of Reid & Priest LLP.
              12        -   Computation of Ratio of Earnings to Fixed Charges.
              23(a)     -   Consent of Deloitte & Touche LLP.
              23(b)     -   The consents  of Richard E.  Jones, Esq. and Reid  &
                            Priest LLP are contained in their opinions  filed as
                            Exhibits 5(a) and 5(b).
              24        -   The Power of Attorney is contained on  the signature
                            page of this Registration Statement.
              25(a)     -   Form T-1 Statement of Eligibility under the Trust
                            Indenture  Act of 1939  of The Bank of  New York, as
                            Trustee  under  the  Mortgage relating  to  the  New
                            Bonds.
              25(b)     -   Form T-1  Statement of  Eligibility under  the Trust
                            Indenture Act  of 1939 of  Bankers Trust Company, as
                            Trustee under  the Indenture  relating to  the  Debt
                            Securities.
              25(c)     -   Form T-2  Statement of  Eligibility under  the Trust
                            Indenture Act of 1939 of W.T. Cunningham, as Trustee under the Mortgage relating to the New Bonds.


     --------------
     * Incorporated herein by reference as indicated.


     ITEM 17.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:


               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; or (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

          Each director and/or officer of the issuer whose signature appears below hereby appoints Sherwood H. Smith, Jr., Richard E. Jones and Robert
     J. Reger, Jr., the Agents for Service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission, any and all amendments, including post-effective amendments, to this registration statement, and the issuer hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 24th day of February, 1995.

                                              CAROLINA POWER & LIGHT COMPANY


                                                 /s/ Sherwood H. Smith, Jr.
                                             ...................................
                                             (Sherwood H. Smith, Jr., Chairman
                                             and Chief Executive Officer)

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                    Title                     Date
          ---------                    -----                     ----


     /s/ Sherwood H. Smith, Jr.
     ...........................   Principal Executive      February 24, 1995
     (Sherwood H. Smith, Jr.,      Officer and Director
       Chairman and Chief
       Executive Officer)


     /s/ Charles D. Barham, Jr.
     ...........................   Principal Financial      February 24, 1995
     (Charles D. Barham, Jr.,      Officer and Director
       Executive Vice President
       and Chief Financial
       Officer)


     /s/ Paul S. Bradshaw
     ...........................   Principal Accounting     February 24, 1995
     (Paul S. Bradshaw,                 Officer
       Vice President and
       Controller)


     /s/ Edwin B. Borden
     ...........................        Director            February 24, 1995
     (Edwin B. Borden)


     /s/ Felton J. Capel
     ...........................        Director            February 24, 1995
     (Felton J. Capel)


     /s/ William Cavanaugh III
     ...........................        Director            February 24, 1995
     (William Cavanaugh III)


     /s/ George H.V. Cecil
     ...........................        Director            February 24, 1995
     (George H.V. Cecil)


     /s/ Charles W. Coker
     ...........................        Director            February 24, 1995
     (Charles W. Coker)


     /s/ Richard L. Daugherty
     ...........................        Director            February 24, 1995
     (Richard L. Daugherty)


     /s/ William E. Graham, Jr.
     ...........................        Director            February 24, 1995
     (William E. Graham, Jr.)


     /s/ Gordon C. Hurlbert
     ...........................        Director            February 24, 1995
     (Gordon C. Hurlbert)


     /s/ J.R. Bryan Jackson
     ...........................        Director            February 24, 1995
     (J.R. Bryan Jackson)



     ...........................        Director            February 24, 1995
     (Robert L. Jones)


     /s/ Estell C. Lee
     ...........................        Director            February 24, 1995
     (Estell C. Lee)


     /s/ J. Tylee Wilson
     ...........................        Director            February 24, 1995
     (J. Tylee Wilson)

                                  INDEX TO EXHIBITS


                                                                    Sequentially
     Exhibit                                                          Numbered
     Number                        Description                          Page
     -------                       -----------                      ------------

      1(a)     -      Form of Underwriting Agreement for First Mortgage Bonds.
      1(b)     -      Form of Underwriting Agreement for Debt Securities.
      1(c)     -      Form of Sales Agency/Distribution Agreement
     *4(a)     -      Restated Charter of CP&L, dated May 22, 1980 (filed as
                      Exhibit 2(a)(1), File No. 2-64193).
     *4(b)(1)  -      Amendment, dated May 10, 1989, to Restated  Charter of
                      CP&L (filed as Exhibit 3(b), File No. 33-33431).
     *4(b)(2)  -      Amendment, dated May 27, 1992, to Restated Charter of CP&L
                      (filed as Exhibit 4(b)(2), File No. 33-55060).
     *4(c)     -      By-laws of  CP&L, as amended  December 12,  1990 (filed as
                      Exhibit 3(c), File No. 33-38298).
     *4(d)     -      Mortgage and Deed of Trust dated as of May 1, 1940 between
                      CP&L  and  The  Bank of  New  York  (formerly Irving Trust
                      Company)  and   Frederick  G.   Herbst  (W.T. Cunningham,
                      Successor),  Trustees   and   the   First through Fifth
                      Supplemental  Indentures thereto  (filed as Exhibit 2(b),
                      File  No.  2-64189);  and  the Sixth through Sixty-first
                      Supplemental Indentures (filed as Exhibit 2(b)-5, File No.
                      2-16210; Exhibit 2(b)-6, File No. 2-16210; Exhibit 4(b)-8,
                      File  No.  2-19118;  Exhibit   4(b)-2, File No. 2-22439;
                      Exhibit  4(b)-2, File No. 2-24624; Exhibit 2(c), File No.
                      2-27297;  Exhibit 2(c),  File  No. 2-30172;  Exhibit 2(c),
                      File No. 2-35694; Exhibit 2(c), File No. 2-37505; Exhibit
                      2(c),  File No. 2-39002;  Exhibit  2(c), File No. 2-41738;
                      Exhibit 2(c), File No. 2-43439; Exhibit 2(c), File No. 2-
                      47751; Exhibit 2(c),  File No. 2-49347; Exhibit 2(c), File
                      No. 2-53113; Exhibit 2(d), File No. 2-53113; Exhibit 2(c),
                      File No. 2-59511; Exhibit 2(c), File No. 2-61611; Exhibit
                      2(d), File  No. 2-64189;  Exhibit 2(c), File No. 2-65514;
                      Exhibits 2(c) and 2(d), File No. 2-66851; Exhibits 4(b)-1,
                      4(b)-2  and  4(b)-3,  File No. 2-81299; Exhibits 4(c)-1
                      through  4(c)-8,  File No.  2-95505; Exhibits 4(b) through
                      4(h),  File No. 33-25560; Exhibits 4(b) and 4(c), File No.
                      33-33431;  Exhibits  4(b)  and   4(c), File No. 33-38298;
                      Exhibits 4(h) and 4(i), File No. 33-42869; Exhibits 4(e)-
                      (g), File No. 33-48607;  Exhibits 4(e) and  4(f), File No.
                      33-55060;  Exhibits  4(e)  and  4(f),  File  No. 33-60014;
                      Exhibits 4(a) and 4(b) to Post-Effective Amendment No. 1,
                      File No. 33-38349; and Exhibit 4(e), File No. 33-50597).
      4(e)     -      Sixty-second Supplemental  Indenture, dated as of January
                      15, 1994.
      4(f)     -      Sixty-third  Supplemental Indenture,  dated  as  of May 1,
                      1994.
      4(g)     -      Form of Supplemental Indenture relating to New Bonds.
      4(h)     -      Form of Indenture relating to Debt Securities.
      5(a)     -      Opinion of Richard  E. Jones, Esq., Senior Vice President,
                      General Counsel and Secretary for CP&L.
      5(b)     -      Opinion of Reid & Priest LLP.
      12       -      Computation of Ratio of Earnings to Fixed Charges.
      23(a)    -      Consent of Deloitte & Touche LLP.
      23(b)    -      The consents  of Richard E. Jones, Esq. and Reid & Priest
                      LLP are contained in their opinions filed as Exhibits 5(a)
                      and 5(b).
      24       -      The Power of Attorney  is contained on the signature page
                      of this Registration Statement.
      25(a)    -      Form  T-1   Statement  of   Eligibility  under the Trust
                      Indenture Act of 1939 of The Bank of New York, as Trustee
                      under the Mortgage relating to the New Bonds.
      25(b)    -      Form  T-1  Statement   of  Eligibility under the Trust
                      Indenture Act of 1939 of Bankers Trust Company, as Trustee
                      under the Indenture relating to the Debt Securities.
      25(c)    -      Form  T-2   Statement  of  Eligibility under the Trust
                      Indenture Act of 1939 of W.T. Cunningham, as Trustee under the Mortgage relating to the New Bonds.


     --------------

     * Incorporated herein by reference as indicated.